Exhibit (a)(88)

VOYA EQUITY TRUST

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED DECLARATION OF TRUST AND REDESIGNATION OF SERIES

Effective: November 8, 2019

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the "Declaration of Trust"), including Article VIII, Section 8.3 of the Trust's Declaration of Trust, hereby amend the Declaration of Trust to redesignate four of the existing series of the Trust as follows:

1.The "Voya Corporate Leaders 100 Fund II" is redesignated the "Voya Corporate Leaders 100 Fund;"

2.The "Voya Global Multi-Asset Fund II" is redesignated the "Voya Global Multi- Asset Fund;"

3.The "Voya Mid Cap Research Enhanced Index Fund II" is redesignated the "Voya Mid Cap Research Enhanced Index Fund;" and

4.The "Voya Small Company Fund II" is redesignated the "Voya Small Company Fund."

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Amended and Restated Declaration of Trust and Redesignation of Series.

Dated: May 23, 2019

/s/ Colleen D. Baldwin Colleen D. Baldwin, as Trustee

/s/ John V. Boyer

John V. Boyer, as Trustee

/s/ Patricia W. Chadwick Patricia W. Chadwick, as Trustee

/s/ Martin J. Gavin

Martin J. Gavin, as Trustee

/s/ Russell H. Jones

Russell H. Jones, as Trustee

/s/ Joseph E. Obermeyer

Joseph E. Obermeyer, as Trustee

/s/ Sheryl K. Pressler

Sheryl K. Pressler, as Trustee

/s/ Dina Santoro

Dina Santoro, as Trustee

/s/ Christopher P. Sullivan

Christopher P. Sullivan, as Trustee

/s/ Roger B. Vincent

Roger B. Vincent, as Trustee